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                                                                    EXHIBIT 23.4

                        CONSENT OF CHARTERED ACCOUNTANTS

     We hereby consent to the use in the Registration Statement of Viasystems, Inc. on Form S-1 of our report dated December 20, 1996, relating to the consolidated balance sheet of Circo Craft Co. Inc. as at September 30, 1996, and the consolidated statements of earnings, retained earnings, and changes in financial position for the nine-month period then ended, included in the Prospectus, which is part of the Registration Statement, and to the reference to our firm under the heading "Experts".

Coopers & Lybrand
General Partnership
Chartered Accountants

Montreal, Quebec
June 19, 1997